UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2013

HEMISPHERE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35886	80-0885255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Ponce de Leon Boulevard

Suite 500

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 421-6364

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 30, 2013 (the “Closing Date”), certain of Hemisphere Media Group, Inc.’s (the “Company”) direct and indirect wholly-owned subsidiaries entered into a Credit Agreement dated as of July 30, 2013, among Hemisphere Media Holdings, LLC (“Holdings”) and InterMedia Español, Inc. and together with Holdings, (the “Borrowers”), the guarantors party thereto, the several lenders from time to time party thereto, Deutsche Bank Securities Inc. as joint lead arranger and lead bookrunner, GE Capital Markets, Inc., as joint lead arranger, Deutsche Bank AG New York Branch as the administrative agent and collateral agent and General Electric Capital Corporation as syndication agent (the “Credit Agreement”).

The Credit Agreement includes among other terms, a seven-year term which shall mature on July 30, 2020 and is in the aggregate principal amount of $175 million (the “Term Loan Facility”). The Term Loan Facility provides for an uncommitted incremental loan option (the “Incremental Facility”) allowing for increases for borrowings under the Term Loan Facility with the same terms, and borrowing of new tranches of term loans, up to an aggregate principal amount equal to (i) $20.0 million plus (ii) an additional amount (the “Incremental Facility Increase”) provided, if after giving effect to such Incremental Facility Increase (as well as any other additional term loans), on a pro forma basis, the First Lien Net Leverage Ratio (as defined in the Credit Agreement) for the most recent four consecutive fiscal quarters does not exceed 4.00:1.00.  The First Lien Net Leverage Ratio caps the cash netted against debt up to a maximum amount of $10.0 million.

The Term Loan Facility will bear interest at the Borrowers’ option of either (i) LIBOR plus a margin of 5.00% (subject to a LIBOR floor of 1.25%) or (ii) or an Alternate Base Rate (“ABR”) plus a margin of 4.00% (subject to an ABR floor of 2.25%) and was issued with 1.0% of original issue discount.  The Term Loan Facility will require the Borrowers to make amortization payments (in quarterly installments) equal to 1.00% per annum with respect to the Term Loan Facility with any remaining amount due at final maturity.  Voluntary prepayments will be permitted, in whole or in part, subject to certain minimum prepayment requirements; provided that any prepayments made, prior to the date that is twelve months from the Closing Date of the Term Loan Facility, for the purpose of repricing or effectively repricing the Term Loan Facility shall include a 1.00% prepayment premium.

The obligations under the Term Loan Facility will be guaranteed by HMTV, LLC, a direct wholly-owned subsidiary of the Company (and the newly formed parent of Holdings) and all of Holdings’ existing and future direct and indirect domestic subsidiaries (subject to certain exceptions in the case of immaterial subsidiaries). The Term Loan Facility is secured by a first-priority perfected security interest in substantially all of the assets of HMTV, Holdings and Holdings’ restricted subsidiaries.

The Term Loan Facility does not have any financial covenants other than (i) a Total Net Leverage Ratio of 6.00:1.00, determined on a pro forma basis after giving aggregate effect to any Incremental Facility, new term loans or new incremental notes that would apply and (ii) a First Lien Net Leverage Ratio (as defined in the Credit Agreement) of 4.00:1.00, determined on a pro forma basis after giving aggregate affect to any Incremental Facility, new term loans or new incremental notes first.

The lenders have the ability, subject to certain rights of the Borrowers to cure periods, to accelerate loan payment dates and charge default interest rates for certain breaches by the Borrowers of its covenants and other obligations under the Term Loan Facility

The proceeds of the Term Loan Facility will be used to (i) repay outstanding indebtedness and accrued interest of approximately $54.3 million in connection with that certain Loan Agreement, dated as of March 31, 2011, by and among InterMedia Español, Inc.and Televicentro of Puerto Rico, LLC, as borrowers, the financial institutions party thereto (the “WAPA Term Loan”), (ii) repay outstanding indebtedness and accrued interest of approximately $30.7 million in connection with that certain Amended and Restated Credit Agreement, dated as of June 17, 2011, by and among Cine Latino, Inc., as borrower, the other persons party thereto that are designated as credit parties (the “Cinelatino Term Loan”) and (iii) for general corporate purposes (including to fund potential acquisitions).  Additionally, the proceeds will be used to pay certain fees, commissions and expenses incurred in connection with the Term Loan Facility.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Guaranty Agreement (as defined below), copies of which are attached hereto as Exhibit 10.1 and 10.2 respectively, and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

On the Closing Date, in connection with the execution of the Term Loan Facility, (i) the Cinelatino Term Loan and the ancillary agreements executed in connection therewith and (ii) the WAPA Term Loan and the ancillary agreements executed in connection therewith were all terminated and the principal amount and accrued interest of the outstanding loans under the Cinelatino Term Loan and WAPA Term Loan were repaid with the proceeds, in part, of the Term Loan Facility.

The disclosure set forth under Item 1.01 relating to the Term Loan Facility is incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 relating to the Term Loan Facility is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events

On July 30, 2013, the Company issued a press release announcing the closing of the Term Loan Facility.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated as of July 30, 2013, by and among Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the lenders party thereto from time to time, Deutsche Bank Securities Inc. as joint lead arranger and lead bookrunner, GE Capital Markets, Inc., as joint lead arranger, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, General Electric Capital Corporation, as syndication agent, and the other parties named therein.

10.2

Guaranty Agreement, dated as of July 30, 2013, by and among HMTV, LLC, a Delaware limited liability company, Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the subsidiary guarantors from time to time party thereto and Deutsche Bank AG New York Branch as administrative agent.

99.1	Press Release issued by the Company on July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: July 31, 2013	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated as of July 30, 2013, by and among Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the lenders party thereto from time to time, Deutsche Bank Securities Inc. as joint lead arranger and lead bookrunner, GE Capital Markets, Inc., as joint lead arranger, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, General Electric Capital Corporation, as syndication agent, and the other parties named therein.

10.2

Guaranty Agreement, dated as of July 30, 2013, by and among HMTV, LLC, a Delaware limited liability company, Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the subsidiary guarantors from time to time party thereto and Deutsche Bank AG New York Branch as administrative agent.

99.1	Press Release issued by the Company on July 30, 2013